ADC Telecommunications, Inc.

Subsidiaries

Name	State/Country of Organization

AOFR Pty Limited	Australia

ADC Mersum Oy	Finland

ADC Solitra Oy	Finland

ADC Mersum U.S., Inc.	Minnesota

ADC Solitra, Inc.	Minnesota

ADC de Juarez, S. de R.L. de C.V.	Mexico

ADC de Declicias, S. de R.L. de C.V.	Mexico

Kentrox Industries, Inc.	Delaware

Skyline Technology, Inc.	California

Fibermux Corporation	California

ADC Broadband Communications, Inc.	Delaware

Pathway, Inc.	Ohio

ADC Teledata Communications Ltd.	Israel

Teledata Communications, Inc.	Delaware

Tdsoft Ltd.	Israel

G-Connect	Israel

T-Link Ltd.	Israel

TDC Teledata Communication GmbH	Germany

Teledata Communication Australia Pty. Ltd.	Australia

Teledata Manufacturing Australia Pty. Ltd.	Australia

Teledata Holdings Australia Pty. Ltd.	Australia

TDC (UK) Limited	United Kingdom

Teledata Communications Hellas LLC	Greece

Teledata Communications do Brasil Ltd.	Brazil

T.D.C. Holdings B.V.	Netherlands

Teledata Communications (Phillipines), Inc.	Philippines

ADC Telecommunications Holding, Inc.	Minnesota

ADC Telecommunications Sales Holding, Inc.	Minnesota

ADC Telecommunications Sales, Inc.	Minnesota

ADC Metrica, an Unlimited company	England/Wales

Metrica, Inc.	Delaware

PCS Solutions, LLC	Delaware

PCS Solutions Canada, Inc.	British Columbia

ADC Broadband Wireless Group, Inc.	Pennsylvania

ADC Europe N.V.	Belgium

ADC Telecommunications Netherlands B.V.	Netherlands

ADC Telecommunications U.K. Ltd.	England

ADC Telecommunications GmbH	Germany

ADC Telecommunications (Holdings) Pty. Limited	Australia

ADC Telecommunications Australia Pty. Limited	Australia

ADC Telecommunications Singapore Pte. Limited	Republic of Singapore

ADC Telecommunications (China) Limited	Hong Kong

ADC Telecommunications (Nanjing) Co., Ltd.	China

Nanjing ADC Broadband Communications Co., Ltd.	China

ADC International, Inc.	Barbados

ADC Telecom Canada Inc.	Quebec

ADC Telecommunicaciones Venezuela, S.A.	Republic of Venezuela

ADC de Mexico S.A. DE C.V.	Mexico

ADC Telecomunicacoes Do Brasil LTDA	Brazil

ADC OUS International, Inc.	Minnesota

ADC OUS Holdings, LLC	Delaware

Telesphere Solutions, Inc.	Minnesota

Teleprocessing Products, Inc.	California

Princeton Optics, Inc.	New Jersey

ADC PHASOR Electronics GmbH	Austria

ITS Service Company, Inc.	Pennsylvania

AOFR Americas Inc.	Delaware

TPO Limited	Delaware

Comtec Electronica S.R.L.	Argentina

ADC Irish Holding I, LLC	Minnesota

ADC Irish Holding II, LLC	Minnesota

ADC Irish Holding III, LLC	Minnesota

ADC Irish Holding IV, LLC	Minnesota

ADC Irish Holding V, LLC	Minnesota

ADC Irish Holding VI, LLC	Minnesota

ADC International Holding Company	Minnesota

Saville Systems PLC	Dublin, Ireland

Saville Systems Canada, Ltd.	Ontario, Canada

Saville Systems, Inc.	Delaware

Saville Systems (UK) Limited	United Kingdom

Saville C.I. Limited	Jersey, Channel Islands

Saville Systems Aust. Pty. Ltd.	Queensland, Australia

2916746 Canada, Inc.	Ontario, Canada